UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    On June 7, 2010, ICF International, Inc. (the “Company”) named Chief Operating Officer John Wasson to the additional role of President of the Company. Mr. Wasson, age 49, has served the Company in various capacities over the last 23 years. He joined the Company as an associate in 1987, became a senior associate in 1989, a project manager in 1991, vice president in 1994, senior vice president in 1998, executive vice president in 2001 and Chief Operating Officer in 2003.

The press release containing this announcement is filed as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of the Company was held on Friday, June 4, 2010.

Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results of each such matter.

1.	Election of three directors to serve for a term expiring at the Company’s annual meeting in 2013:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes (1)	Total
Dr. Srikant M. Datar	15,653,309	191,259	—	1,261,394	17,105,962
Eileen O’ Shea Auen	15,354,887	489,681	—	1,261,394	17,105,962
Peter M. Schulte	15,534,804	309,764	—	1,261,394	17,105,962

2.	Approval of the ICF International, Inc. 2010 Omnibus Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes (1)	Total
9,864,892	5,807,621	172,055	1,261,394	17,105,962

3.	Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2010:

Votes For	Votes Against	Abstentions	Broker Non-Votes (1)	Total
17,076,308	17,602	12,052	—	17,105,962

(1)	A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated June 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: June 7, 2010	By:	/s/ Ronald Vargo
Ronald Vargo
Executive Vice President and Chief Financial Officer